Exhibit 4.3

FORM OF NOTICE OF GUARANTEED DELIVERY FOR SHARES OF

COMMON STOCK OF BANCO LATINOAMERICANO DE EXPORTACIONES, S.A.

SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION

AND THE OVER-SUBSCRIPTION PRIVILEGE

Banco Latinoamericano de Exportaciones, S.A. Rights Offering

As set forth in Banco Latinoamericano de Exportaciones, S.A.’s (the “Company’s”) prospectus dated             , 2003 (the “Prospectus”) under “The Offer—Payment for Shares,” this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Company’s common stock subscribed for by exercise of Rights pursuant to the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to The Bank of New York, the Subscription Agent, and must be received prior to 5:00 p.m., New York City time, on             , 2003 (the “Expiration Date”).* The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus.

The Subscription Agent is:

THE BANK OF NEW YORK

By Mail:	By Overnight Courier or By Hand:
The Bank of New York Reorganization Services P.O. Box 11248 Church Street Station New York, NY 10286-1248	The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window, Street Level New York, NY 10286

For Notice of Guaranteed Delivery

By Facsimile Transmission:

(212) 815-6433

To Confirm Facsimile Transmission Only:

(212) 815-6212

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF

INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS

SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY

The New York Stock Exchange member firm, or bank or trust company or financial institution which completes this form, must communicate the guarantee and the number of shares subscribed for under both the Primary Subscription and the Over-Subscription Privilege to The Bank of New York and must deliver this Notice of Guaranteed Delivery guaranteeing delivery of (i) payment in full for all subscribed shares and (ii) a properly completed and executed Subscription Certificate to The Bank of New York prior to 5:00 p.m., New York City time, on the Expiration Date.* The Subscription Certificate

*  Unless extended by the Company.

and full payment must then be delivered by the close of business on the third business day after The Expiration Date* to the Bank of New York. Failure to do so will result in a forfeiture of the Rights.

(Continued on the other side)

GUARANTEE

The undersigned, a member firm of the New York Stock Exchange, or a bank or trust company or financial institution, guarantees delivery to The Bank of New York by the close of business (5:00 p.m., New York City time) on the third business day (            , 2003) after the Expiration Date (            , 2003, unless extended) of (i) a properly completed and executed Subscription Certificate and (ii) payment of the full Subscription Price for shares subscribed for in the Primary Subscription and pursuant to the Over-Subscription Privilege, if applicable, as such subscription for such shares is indicated herein or in the Subscription Certificate.

1. Primary Subscription	Number of Rights to be exercised	Number of Shares requested in Primary Subscription for which you are guaranteeing delivery of an Subscription Certificate and payment	Payment to be made in connection with Shares in Primary Subscription

	_________ Rights	_________ Shares	$

2. Over-Subscription		Number of Shares requested through the Over-Subscription Privilege for which you are guaranteeing payment	Payment to be made in connection with Shares through the Over-Subscription Privilege

		_________ Shares	$

3. Totals	Total Number of Shares requested

	_________ Shares		$
Total Payment

Method of Delivery of Payment (circle one)	A. Through The Depository Trust Company (“DTC”) B. Direct to The Bank of New York

Name of Firm	Authorized Signature

Address	Title

Zip Code	Name (Please Type or Print)

Name of Registered Holder (If Applicable)

Telephone Number	Date